Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Broadway Financial Corporation of our report dated March 27, 2017, relating to the consolidated financial statements of Broadway Financial Corporation, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California
June 23, 2017